SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 22, 2009

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

0-2429	Gulf Power Company (A Florida Corporation) One Energy Place Pensacola, Florida 32520 (850) 444-6111	59-0276810

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 22, 2009, Gulf Power Company (the “Company”) entered into an Underwriting Agreement covering the issue and sale by the Company of $125,000,000 aggregate principal amount of its Series 2009A Floating Rate Senior Notes due June 28, 2010 (the “Original Senior Notes”) and on June 23, 2009, the Company entered into an Underwriting Agreement covering the issue and sale by the Company of $15,000,000 aggregate principal amount of its Series 2009A Floating Rate Senior Notes due June 28, 2010 (the “Additional Senior Notes,” together with the Original Senior Notes, the “Senior Notes”). The Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-149664) of the Company.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

1.3(a)	Underwriting Agreement, dated June 22, 2009, relating to the Original Senior Notes between the Company and Morgan Stanley & Co. Incorporated.

1.3(b)	Underwriting Agreement, dated June 23, 2009, relating to the Additional Senior Notes between the Company and Morgan Stanley & Co. Incorporated.

4.2	Fifteenth Supplemental Indenture to Senior Note Indenture dated as of June 26, 2009, providing for the issuance of the Senior Notes.

4.9	Form of Senior Note (included in Exhibit 4.2 above).

5.2	Opinion of Troutman Sanders LLP relating to the Senior Notes.

12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2009	GULF POWER COMPANY
By /s/Wayne Boston Wayne Boston Assistant Secretary